Exhibit 99.1

CVR ENERGY REPORTS RECORD 2012 THIRD QUARTER EARNINGS

Company Posts Best-Ever Quarterly Net Income Since 2007 IPO

SUGAR LAND, Texas (Nov. 5, 2012) — CVR Energy, Inc. (NYSE: CVI), a refiner and marketer of petroleum fuels and the majority owner in nitrogen fertilizer manufacturer CVR Partners, LP (NYSE: UAN), today reported record net income in the 2012 third quarter of $208.9 million, or $2.41 per fully diluted share, on net sales of $2,409.6 million, compared to third quarter 2011 net income of $109.3 million, or $1.25 per fully diluted share, on net sales of $1,352.0 million.

Third quarter 2012 adjusted net income, a non-GAAP financial measure, was $260.2 million, or $3.00 per diluted share, compared to $137.4 million, or $1.57 per diluted share, for the third quarter of 2011. Major items impacting the 2012 third quarter adjusted net income, all net of taxes, were a favorable impact from first-in, first-out (FIFO) accounting of $30.9 million and an unrealized loss on derivatives of $70.1 million.

Year-to-date, the company reported net income of $338.4 million, or $3.86 per diluted share, on net sales of $6,686.5 million, compared to net income of $279.9 million, or $3.19 per diluted share, on net sales of $3,966.9 million for the same period in 2011. Operating results for the nine month period of 2012 were impacted by an unrealized loss on derivatives of $119.4 million; an unfavorable impact from FIFO accounting of $32.9 million; major turnaround expenses of $21.1 million; and expenses associated with proxy matters of $26.8 million, all net of taxes.

“Strong operating performance from our refineries in the third quarter allowed us to take advantage of wide Group 3 crack spreads driven by favorable differentials between Brent and WTI crudes and local market conditions,” said Jack Lipinski, CVR Energy’s chief executive officer. “This quarter CVR Energy posted its best-ever net income for any quarter since the company went public in October 2007. Our petroleum segment also set new records with third quarter operating income of $507.5 million and a new crude gathering milestone of an average 47,513 barrels gathered during the quarter.

“Our nitrogen fertilizer segment continues to be supported by strong operating performance and solid industry fundamentals, as well,” he said.  “CVR Partners recently announced a third quarter cash distribution of 49.6 cents per common unit.”

Petroleum Business

The petroleum business, which includes the Coffeyville and Wynnewood refineries, reported record third quarter 2012 operating income of $507.5 million, and adjusted EBITDA, a non-

GAAP financial measure, of $444.2 million, on net sales of $2,337.3 million, compared to operating income in the same quarter a year earlier of $179.8 million, and adjusted EBITDA of $232.0 million, on net sales of $1,284.4 million.

Third quarter 2012 throughput of crude oil and all other feedstocks and blendstocks totaled 203,038 barrels per day (bpd), compared to 116,091 bpd for the same period in 2011. Crude oil throughput for the third quarter 2012 averaged 192,563 bpd per day compared with 112,885 bpd for the same period in 2011. The year-over-year increase in throughput was mostly driven by the addition of the Wynnewood refinery.

Refining margin adjusted for FIFO impact per crude oil throughput barrel, a non-GAAP financial measure, was $33.44 in the third quarter 2012 compared to $27.55 during the same period in 2011. Gross profit per crude oil throughput barrel was $29.75 in the third quarter 2012, as compared to $18.14 during the same period in 2011.

Direct operating expenses, including major scheduled turnaround expenses, per barrel sold, exclusive of depreciation and amortization, for the third quarter 2012 was $4.81, down from $5.19 in the third quarter 2011.

Coffeyville Refinery

The Coffeyville refinery reported third quarter 2012 operating income of $353.6 million, compared to $180.3 million of operating income for the third quarter of 2011. Third quarter 2012 crude oil throughput totaled 124,643 bpd, compared to 112,885 bpd in the third quarter of 2011. Refining margin adjusted for FIFO impact per crude oil throughput barrel for the third quarter of 2012 was $33.56 compared to $27.54 for the same period in 2011. Gross profit per crude oil throughput barrel was $31.76 in the third quarter of 2012, compared to $18.19 for the 2011 third quarter. Direct operating expenses, including major scheduled turnaround expenses, per barrel sold for the 2012 third quarter was $3.83, compared to $5.19 for the 2011 third quarter.

Wynnewood Refinery

CVR Energy acquired the Wynnewood refinery in December 2011. The 2012 third quarter represents the refinery’s third full quarter as a CVR Energy subsidiary.

For the third quarter of 2012, the refinery’s crude oil throughput totaled 67,920 bpd. The refinery’s third quarter 2012 operating income was $154.4 million. Refining margin adjusted for FIFO impact per crude oil throughput barrel for the third quarter of 2012 was $33.07. Direct operating expenses, including major scheduled turnaround expenses, per barrel sold for the third quarter was $6.54.

Nitrogen Fertilizers Business

The fertilizer business operated by CVR Partners, LP reported third quarter 2012 operating income of $32.3 million, and adjusted EBITDA, a non-GAAP financial measure, of $39.0 million, on net sales of $75.0 million, compared to operating income of $37.5 million, and adjusted EBITDA of $43.3 million, on net sales of $77.2 million for the 2011 third quarter.

CVR Partners produced 104,200 tons of ammonia during the third quarter of 2012, of which 29,400 net tons were available for sale while the rest was upgraded to 181,900 tons of more profitable urea ammonium nitrate (UAN).  In the 2011 third quarter, the plant produced 102,700 tons of ammonia with 25,900 net tons available for sale with the remainder upgraded to 185,800 tons of UAN.

Third quarter 2012 average realized plant gate prices for ammonia and UAN were $578 per ton and $290 per ton, respectively, as compared to $568 per ton and $294 per ton, respectively, for the same period in 2011.

Cash and Debt

Consolidated cash and cash equivalents, which included $180.3 million for CVR Partners, increased to $988.2 million at the end of the 2012 third quarter, compared to $692.6 million at the end of the second quarter of 2012, primarily due to increased cash flows in the petroleum business.  Consolidated long-term debt at the end of the 2012 third quarter, which included $125.0 million for CVR Partners, remained nearly unchanged at $850.9 million.

CVR Energy Third Quarter 2012 Earnings Conference Call Information

CVR Energy previously announced that it will host its third quarter 2012 Earnings Conference Call for analysts and investors on Tuesday, Nov. 6, at 2 p.m. Eastern.

The call will be broadcast live over the Internet at http://www.videonewswire.com/event.asp?id=89676. For investors or analysts who want to participate during the call, the dial-in number is (877) 407-8291.

For those unable to listen live, the Webcast will be archived and available for 28 days at http://www.videonewswire.com/event.asp?id=89676. A repeat of the conference call can be accessed by dialing (877) 660-6853, conference ID 400979.

# # #

Forward Looking Statements

This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  You can generally identify forward-looking statements by our use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology.  These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control.  For a discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our Annual Report on Form 10-K for the year ended Dec. 31, 2011, and any subsequently filed quarterly reports on Form 10-Q.  These risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements.  Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements.  The forward-looking statements included in this press release are made only as of the date hereof.  CVR

Energy disclaims any intention or obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

About CVR Energy, Inc.

Headquartered in Sugar Land, Texas, CVR Energy, Inc.’s subsidiary and affiliated businesses operate independent refining assets in Coffeyville, Kan., and Wynnewood, Okla., with more than 185,000 barrels per day of processing capacity, a marketing network for supplying high value transportation fuels to customers through tanker trucks and pipeline terminals, and a crude oil gathering system serving Kansas, Missouri, Oklahoma, Nebraska and Texas.  In addition, CVR Energy subsidiaries own a majority interest in and serve as the general partner of CVR Partners, LP, a producer of ammonia and urea ammonium nitrate, or UAN, fertilizers.

For further information, please contact:

Investor Relations:

Jay Finks

CVR Energy, Inc.

281-207-3588

InvestorRelations@CVREnergy.com

Media Relations:

Angie Dasbach

CVR Energy, Inc.

913-982-0482

MediaRelations@CVREnergy.com

CVR Energy, Inc.

Financial and Operational Data (all information in this release is unaudited unless noted otherwise).

	Three Months Ended September 30,		Change from 2011
	2012	2011	Change	Percent
	(in millions, except per share data)
Consolidated Statement of Operations Data:
Net sales	$2,409.6	$1,352.0	$1,057.6	78.2%
Cost of product sold	1,702.5	1,026.0	676.5	65.9
Direct operating expenses	109.9	74.6	35.3	47.3
Insurance recovery — business interruption	—	(0.5)	0.5	(100.0)
Selling, general and administrative expenses	30.4	17.7	12.7	71.8
Depreciation and amortization	33.1	22.0	11.1	50.5
Operating income	533.7	212.2	321.5	151.5
Interest expense and other financing costs	(18.9)	(13.8)	(5.1)	37.0
Gain (loss) on derivatives, net
Realized	(53.2)	0.1	(53.3)	(53,300.0)
Unrealized	(115.7)	(10.0)	(105.7)	1,057.0
Other income, net	0.2	0.4	(0.2)	(50.0)
Income before income tax expense	346.1	188.9	157.2	83.2
Income tax expense	127.6	68.6	59.0	86.0
Net income	218.5	120.3	98.2	81.6
Net income attributable to noncontrolling interest	9.6	11.0	(1.4)	(12.7)
Net income attributable to CVR Energy stockholders	$208.9	$109.3	$99.6	91.1%

Basic earnings per share	$2.41	$1.26	$1.15	91.3%
Diluted earnings per share	$2.41	$1.25	$1.16	92.8%

Adjusted net income	$260.2	$137.4	$122.8	89.4%
Adjusted net income, per diluted share	$3.00	$1.57	$1.43	91.1%

Weighted-average common shares outstanding:
Basic	86,831,050	86,549,846	281,204	0.3%
Diluted	86,831,050	87,743,600	(912,550)	(1.0)%

	Nine Months Ended September 30,		Change from 2011
	2012	2011	Change	Percent
	(in millions, except per share data)
Consolidated Statement of Operations Data:
Net sales	$6,686.5	$3,966.9	$2,719.6	68.6%
Cost of product sold	5,211.9	3,086.2	2,125.7	68.9
Direct operating expenses	319.5	209.3	110.2	52.7
Insurance recovery — business interruption	—	(3.4)	3.4	(100.0)
Selling, general and administrative expenses	147.7	69.0	78.7	114.1
Depreciation and amortization	97.4	66.1	31.3	47.4
Operating income	910.0	539.7	370.3	68.6
Interest expense and other financing costs	(57.1)	(41.2)	(15.9)	38.6
Gain (loss) on derivatives, net
Realized	(80.4)	(18.3)	(62.1)	339.3
Unrealized	(197.0)	(6.8)	(190.2)	2,797.1
Loss on extinguishment of debt	—	(2.1)	2.1	(100.0)
Other income, net	1.3	1.4	(0.1)	(7.1)
Income before income tax expense	576.8	472.7	104.1	22.0
Income tax expense	209.0	172.5	36.5	21.2
Net income	367.8	300.2	67.6	22.5
Net income attributable to noncontrolling interest	29.4	20.3	9.1	44.8
Net income attributable to CVR Energy stockholders	$338.4	$279.9	$58.5	20.9%

Basic earnings per share	$3.90	$3.24	$0.66	20.4%
Diluted earnings per share	$3.86	$3.19	$0.67	21.0%

Adjusted net income	$562.1	$310.9	$251.2	80.8%
Adjusted net income, per diluted share	$6.42	$3.54	$2.88	81.4%

Weighted-average common shares outstanding:
Basic	86,820,181	86,462,668	357,513	0.4%
Diluted	87,580,588	87,772,169	(191,581)	(0.2)%

	As of September 30,	As of December 31,
	2012	2011
		(audited)
	(in millions)
Balance Sheet Data:
Cash and cash equivalents	$988.2	$388.3
Working capital	1,137.7	769.2
Total assets	3,652.4	3,119.3
Long-term debt	850.9	853.9
Total CVR stockholders’ equity	1,485.1	1,151.6

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(in millions)
Cash Flow Data
Net cash flow provided by (used in):
Operating activities	$347.9	$183.3	$783.8	$345.9
Investing activities	(38.8)	(23.1)	(143.6)	(43.8)
Financing activities	(13.5)	(9.7)	(40.3)	396.3
Net cash flow	$295.6	$150.5	$599.9	$698.4

Segment Information

Our operations are organized into two reportable segments, Petroleum and Nitrogen Fertilizer. Our operations that are not included in the Petroleum and Nitrogen Fertilizer segments are included in Corporate and Other segment (along with elimination of intersegment transactions). The Petroleum segment includes the operations of our Coffeyville, Kansas and Wynnewood, Oklahoma refineries along with our crude oil gathering and pipeline systems. The Nitrogen Fertilizer segment is operated by CVR Partners, LP, (“CVR Partners”) of which we own a majority interest and serve as general partner. It consists of a nitrogen fertilizer manufacturing facility that utilizes a pet coke gasification process in producing nitrogen fertilizer.  Detailed operating results for the Nitrogen Fertilizer segment for the quarter ended September 30, 2012 are included in CVR Partners’ press release dated November 5, 2012.

	Petroleum	Nitrogen Fertilizer (CVR Partners)	Corporate and Other	Consolidated
	(in millions)
Three months ended September 30, 2012
Net sales	$2,337.3	$75.0	$(2.7)	$2,409.6
Cost of product sold	1,694.0	11.3	(2.8)	1,702.5
Direct operating expenses (1)	77.7	20.9	—	98.6
Major scheduled turnaround expense	11.1	0.2	—	11.3
Selling, general & administrative	19.5	5.1	5.8	30.4
Depreciation and amortization	27.5	5.2	0.4	33.1
Operating income (loss)	$507.5	$32.3	$(6.1)	$533.7

Capital expenditures	$20.2	$18.2	$1.5	$39.9

Nine months ended September 30, 2012
Net sales	$6,465.3	$234.7	$(13.5)	$6,686.5
Cost of product sold	5,190.8	34.6	(13.5)	5,211.9
Direct operating expenses (1)	218.5	66.2	—	284.7
Major scheduled turnaround expense	34.6	0.2	—	34.8
Selling, general & administrative	49.8	18.1	79.8	147.7
Depreciation and amortization	80.4	15.8	1.2	97.4
Operating income (loss)	$891.2	$99.8	$(81.0)	$910.0

Capital expenditures	$82.6	$57.4	$5.1	$145.1

	Petroleum	Nitrogen Fertilizer (CVR Partners)	Corporate and Other	Consolidated
	(in millions)
Three months ended September 30, 2011
Net sales	$1,284.4	$77.2	$(9.6)	$1,352.0
Cost of product sold	1,024.5	10.9	(9.4)	1,026.0
Direct operating expenses (1)	46.5	20.1	—	66.6
Major scheduled turnaround expense	8.0	—	—	8.0
Insurance recovery – business interruption	—	(0.5)	—	(0.5)
Selling, general & administrative	8.6	4.5	4.6	17.7
Depreciation and amortization	17.0	4.7	0.3	22.0
Operating income (loss)	$179.8	$37.5	$(5.1)	$212.2

Capital expenditures	$20.2	$4.5	$1.0	$25.7

Nine months ended September 30, 2011
Net sales	$3,772.3	$215.3	$(20.7)	$3,966.9
Cost of product sold	3,077.5	28.2	(19.5)	3,086.2
Direct operating expenses (1)	131.8	65.4	(0.1)	197.1
Major scheduled turnaround expense	12.2	—	—	12.2
Insurance recovery — business interruption	—	(3.4)	—	(3.4)
Selling, general & administrative	30.9	17.6	20.5	69.0
Depreciation and amortization	50.9	13.9	1.3	66.1
Operating income (loss)	$469.0	$93.6	$(22.9)	$539.7

Capital expenditures	$33.4	$10.5	$2.7	$46.6

(1)         Excluding turnaround expenses.

	Petroleum	Nitrogen Fertilizer (CVR Partners)	Corporate and Other	Consolidated
	(in millions)
September 30, 2012
Cash and cash equivalents (1)	$—	$180.3	$807.9	$988.2
Total assets	2,189.0	653.2	810.2	3,652.4
Long-term debt (1)	—	125.0	725.9	850.9

December 31, 2011
Cash and cash equivalents (1)	$—	$237.0	$151.3	$388.3
Total assets	2,322.1	659.3	137.9	3,119.3
Long-term debt (1)	—	125.0	728.9	853.9

(1)         Corporate and Other is inclusive of the Petroleum segment’s cash and cash equivalents and long-term debt.

Petroleum Segment Operating Data

The following tables set forth information about our consolidated Petroleum segment operations and our Coffeyville and Wynnewood refineries. Reconciliations of certain non-GAAP financial measures are provided under “Use of Non-GAAP Financial Measures” below.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(in millions, except operating statistics)
Petroleum Segment Summary Financial Results:
Net sales	$2,337.3	$1,284.4	$6,465.3	$3,772.3
Cost of product sold	1,694.0	1,024.5	5,190.8	3,077.5
Refining margin*	643.3	259.9	1,274.5	694.8
Direct operating expenses	77.7	46.5	218.5	131.8
Major scheduled turnaround expense	11.1	8.0	34.6	12.2
Depreciation and amortization	27.5	17.0	80.4	50.9
Gross profit	527.0	188.4	941.0	499.9
Selling, general and administrative expenses	19.5	8.6	49.8	30.9
Operating income	$507.5	$179.8	$891.2	$469.0

Refining margin adjusted for FIFO impact*	$592.4	$286.1	$1,328.8	$696.3

Adjusted Petroleum EBITDA*	$444.2	$232.0	$989.7	$525.2

Petroleum Segment Key Operating Statistics:
Per crude oil throughput barrel:
Refining margin*	$36.31	$25.03	$26.34	$23.77
FIFO impact (favorable) unfavorable	(2.87)	2.52	1.12	0.05
Refining margin adjusted for FIFO impact*	33.44	27.55	27.46	23.82
Gross profit	29.75	18.14	19.45	17.10
Direct operating expenses and major scheduled turnaround expenses	5.02	5.25	5.23	4.93
Direct operating expenses and major scheduled turnaround expenses per barrel sold	$4.81	$5.19	$4.75	$4.71
Barrels sold (barrels per day)	200,683	114,061	194,638	111,939

	Three Months Ended September 30,				Nine Months Ended September 30,
	2012		2011		2012		2011
Petroleum Segment Summary Refining Throughput and Production Data:
(barrels per day)
Throughput:
Sweet	149,768	73.8%	91,498	78.8%	136,463	73.4%	85,401	75.8%
Light/medium sour	21,188	10.4%	994	0.8%	21,708	11.7%	598	0.5%
Heavy sour	21,607	10.6%	20,393	17.6%	18,418	9.9%	21,071	18.7%
Total crude oil throughput	192,563	94.8%	112,885	97.2%	176,589	95.0%	107,070	95.0%
All other feedstocks and blendstocks	10,475	5.2%	3,206	2.8%	9,448	5.0%	5,671	5.0%
Total throughput	203,038	100.0%	116,091	100.0%	186,037	100.0%	112,741	100.0%

Production:
Gasoline	98,016	48.5%	49,886	42.7%	92,114	49.7%	50,998	45.0%
Distillate	82,224	40.7%	50,189	43.0%	75,568	40.8%	47,368	41.8%
Other (excluding internally produced fuel)	21,928	10.8%	16,770	14.3%	17,588	9.5%	15,038	13.2%
Total refining production (excluding internally produced fuel)	202,168	100.0%	116,845	100.0%	185,270	100.0%	113,404	100.0%

Product price (dollars per gallon):
Gasoline	$3.03		$2.95		$2.93		$2.89
Distillate	3.15		3.07		3.07		3.04

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Market Indicators (dollars per barrel):
West Texas Intermediate (WTI) NYMEX	$92.20	$89.54	$96.16	$95.47
Crude Oil Differentials:
WTI less WTS (light/medium sour)	3.34	0.82	4.10	2.46
WTI less WCS (heavy sour)	15.53	14.09	21.06	17.86
NYMEX Crack Spreads:
Gasoline	31.70	32.01	29.21	26.04
Heating Oil	33.86	35.82	30.54	28.51
NYMEX 2-1-1 Crack Spread	32.78	33.92	29.87	27.27
PADD II Group 3 Basis:
Gasoline	2.22	(0.03)	(2.58)	(1.21)
Ultra Low Sulfur Diesel	2.53	2.54	2.04	2.32
PADD II Group 3 Product Crack:
Gasoline	33.92	31.98	26.63	24.82
Ultra Low Sulfur Diesel	39.38	38.36	32.58	30.82
PADD II Group 3 2-1-1	36.65	35.17	29.60	27.82

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(in millions, except operating statistics)
Coffeyville Refinery Financial Results:
Net sales	$1,564.3	$1,284.4	$4,084.3	$3,772.1
Cost of product sold	1,135.2	1,024.6	3,268.2	3,077.7
Refining margin*	429.1	259.8	816.1	694.4
Direct operating expenses	47.3	46.5	134.7	131.7
Turnaround expenses	0.2	8.0	21.2	12.2
Depreciation and amortization	17.4	16.4	52.1	49.0
Gross profit	364.2	188.9	608.1	501.5
Selling, general and administrative expenses	10.6	8.6	34.8	29.4
Operating income	$353.6	$180.3	$573.3	$472.1

Refining margin adjusted for FIFO impact*	$384.8	$286.1	$857.8	$696.3

Coffeyville Refinery Key Operating Statistics:
Per crude oil throughput barrel:
Refining margin*	$37.42	$25.02	$26.71	$23.76
FIFO impact (favorable) unfavorable	(3.86)	2.52	1.37	0.05
Refining margin adjusted for FIFO impact*	33.56	27.54	28.08	23.81
Gross profit	31.76	18.19	19.90	17.16
Direct operating expenses and major scheduled turnaround expenses	4.14	5.25	5.10	4.92
Direct operating expenses and major scheduled turnaround expenses per barrel sold	$3.83	$5.19	$4.65	$4.71
Barrels sold (barrels per day)	134,873	114,061	122,482	111,939

	Three Months Ended September 30,				Nine Months Ended September 30,
	2012		2011		2012		2011
Coffeyville Refinery Throughput and Production Data:
(barrels per day)
Throughput:
Sweet	100,427	76.0%	91,498	78.8%	90,871	77.0%	85,401	75.8%
Light/medium sour	2,609	2.0%	994	0.8%	2,216	1.9%	598	0.5%
Heavy sour	21,607	16.4%	20,393	17.6%	18,418	15.6%	21,071	18.7%
Total crude oil throughput	124,643	94.4%	112,885	97.2%	111,505	94.5%	107,070	95.0%
All other feedstocks and blendstocks	7,465	5.6%	3,206	2.8%	6,448	5.5%	5,671	5.0%
Total throughput	132,108	100.0%	116,091	100.0%	117,953	100.0%	112,741	100.0%

Production:
Gasoline	63,991	47.8%	49,886	42.7%	58,889	49.2%	50,998	45.0%
Distillate	56,230	42.0%	50,189	43.0%	50,766	42.4%	47,368	41.8%
Other (excluding internally produced fuel)	13,756	10.2%	16,770	14.3%	10,014	8.4%	15,038	13.2%
Total refining production (excluding internally produced fuel)	133,977	100.0%	116,845	100.0%	119,669	100.0%	113,404	100.0%

Product price (dollars per gallon):
Gasoline	$3.03		$2.95		$2.94		$2.89
Distillate	3.15		3.07		3.06		3.04

	Three Months Ended September 30, 2012	Nine Months Ended September 30, 2012
	(in millions, except operating statistics)
Wynnewood Refinery Financial Results:
Net sales	$772.8	$2,380.6
Cost of product sold	559.5	1,924.5
Refining margin*	213.3	456.1
Direct operating expenses	30.1	83.6
Turnaround expenses	11.0	13.4
Depreciation and amortization	9.0	25.7
Gross profit	163.2	333.4
Selling, general and administrative expenses	8.8	14.3
Operating income	$154.4	$319.1

Refining margin adjusted for FIFO impact*	$206.7	$468.7

Wynnewood Refinery Key Operating Statistics:
Per crude oil throughput barrel:
Refining margin*	$34.13	$25.58
FIFO impact (favorable) unfavorable	(1.06)	0.70
Refining margin adjusted for FIFO impact*	33.07	26.28
Gross profit	26.12	18.70
Direct operating expenses and major scheduled turnaround expenses	6.58	5.44
Direct operating expenses and major scheduled turnaround expenses per barrel sold	$6.54	$4.91
Barrels sold (barrels per day)	68,311	72,087

	Three Months Ended September 30, 2012		Nine Months Ended September 30, 2012
		%		%
Wynnewood Refinery Throughput and Production Data:
(barrels per day)
Throughput:
Sweet	49,341	69.6%	45,592	67.0%
Light/medium sour	18,579	26.2%	19,492	28.6%
Heavy sour	—	—%	—	—%
Total crude oil throughput	67,920	95.8%	65,084	95.6%
All other feedstocks and blendstocks	3,010	4.2%	3,000	4.4%
Total throughput	70,930	100.0%	68,084	100.0%

Production:
Gasoline	34,025	49.9%	33,225	50.7%
Distillate	25,994	38.1%	24,802	37.8%
Other (excluding internally produced fuel)	8,172	12.0%	7,574	11.5%
Total refining production (excluding internally produced fuel)	68,191	100.0%	65,601	100.0%

Product price (dollars per gallon):
Gasoline	$3.02		$2.93
Distillate	3.13		3.08

Nitrogen Fertilizer Segment Operating Data

The following tables set forth information about the Nitrogen Fertilizer segment operated by CVR Partners, of which we own a majority interest and serve as general partner. Reconciliations of certain non-GAAP financial measures are provided under “Use of Non-GAAP Financial Measures” below. Additional discussion of operating results for the Nitrogen Fertilizer segment for the quarter ended September 30, 2012 are included in CVR Partners’ press release dated November 5, 2012.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(in millions, except as noted)
Nitrogen Fertilizer Segment Financial Results:
Net sales	$75.0	$77.2	$234.7	$215.3
Cost of product sold	11.3	10.9	34.6	28.2
Direct operating expenses	21.1	20.1	66.4	65.4
Insurance recovery — business interruption	—	(0.5)	—	(3.4)
Selling, general and administrative expenses	5.1	4.5	18.1	17.6
Depreciation and amortization	5.2	4.7	15.8	13.9

Operating income	$32.3	$37.5	$99.8	$93.6

Adjusted Nitrogen Fertilizer EBITDA*	$39.0	$43.3	$121.1	$114.0

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(in millions, except as noted)
Nitrogen Fertilizer Segment Key Operating Statistics:
Production (thousand tons):
Ammonia (gross produced) (1)	104.2	102.7	302.3	310.4
Ammonia (net available for sale) (1)	29.4	25.9	89.3	89.3
UAN	181.9	185.8	516.5	535.8

Petroleum coke consumed (thousand tons)	126.9	131.2	377.7	391.0
Petroleum coke (cost per ton)	$30	$43	$34	$30

Sales (thousand tons):
Ammonia	30.2	22.6	89.5	83.5
UAN	175.1	179.2	510.5	524.7

Product pricing (plant gate) (dollars per ton) (2):
Ammonia	$578	$568	$586	$569
UAN	$290	$294	$311	$266

On-stream factors (3):
Gasification	99.1%	99.2%	97.2%	99.5%
Ammonia	98.4%	98.6%	96.0%	98.0%
UAN	96.9%	97.0%	92.4%	95.9%

Market Indicators:
Ammonia — Southern Plains (dollars per ton)	$677	$619	$616	$609
UAN — Mid Cornbelt (dollars per ton)	$356	$401	$372	$373

* See Use of Non-GAAP Financial Measures below.

(1)            Gross tons produced for ammonia represent the total ammonia produced, including ammonia produced that was upgraded into UAN. The net tons available for sale represent the ammonia available for sale that was not upgraded into UAN.

(2)            Plant gate sales per ton represent net sales less freight and hydrogen revenue divided by product sales volume in tons in the reporting period and is shown in order to provide a pricing measure that is comparable across the fertilizer industry.

(3)            On-stream factor is the total number of hours operated divided by the total number of hours in the reporting period and is included as a measure of operating efficiency.

Use of Non-GAAP Financial Measures

To supplement the actual results in accordance with GAAP for the applicable periods, the Company also uses non-GAAP measures as discussed below, which are adjusted for GAAP-based results. The use of non-GAAP adjustments are not in accordance with or an alternative for GAAP. The adjustments are provided to enhance an overall understanding of the Company’s financial performance for the applicable periods and are indicators management believes are relevant and useful for planning and forecasting future periods.

Adjusted net income is not a recognized term under GAAP and should not be substituted for net income (loss) as a measure of our performance but rather should be utilized as a supplemental measure of financial performance in evaluating our business. Management believes that adjusted net income provides relevant and useful information that enables external users of our financial statements, such as industry analysts, investors, lenders and rating agencies to better understand and evaluate our ongoing operating results and allow for greater transparency in the review of our overall financial, operational and economic performance.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(in millions, except per share data)
Reconciliation of Net Income to Adjusted Net Income:
Net Income attributable to CVR Energy stockholders	$208.9	$109.3	$338.4	$279.9
Adjustments (all net of taxes):
FIFO impact (favorable) unfavorable	(30.9)	15.8	32.9	0.9
Share-based compensation	4.0	1.5	17.3	16.5
Loss on extinguishment of debt	—	—	—	1.2
Major scheduled turnaround expense	6.9	4.8	21.1	7.4
Loss on disposition of fixed assets	—	—	—	0.9
Unrealized (gain) loss on derivatives	70.1	6.0	119.4	4.1
Expenses associated with proxy matters	—	—	26.8	—
Expenses associated with the acquisition of Gary-Williams (1)	1.2	—	6.2	—
Adjusted net income	$260.2	$137.4	$562.1	$310.9

Adjusted net income per diluted share	$3.00	$1.57	$6.42	$3.54

(1)         Legal, professional and integration expenses related to acquisition of Gary-Williams in December 2011.

Refining margin per crude oil throughput barrel is a measurement calculated as the difference between net sales and cost of product sold (exclusive of depreciation and amortization). Refining margin is a non-GAAP measure that we believe is important to investors in evaluating our refinery’s performance as a general indication of the amount above our cost of product sold that we are able to sell refined products. Each of the components used in this calculation (net sales and cost of product sold exclusive of depreciation and amortization) can be taken directly from our Statement of Operations. Our calculation of refining margin may differ from similar calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure. In order to derive the refining margin per crude oil throughput barrel, we utilize the total dollar figures for refining margin as derived above and divide by the applicable number of crude oil throughput barrels for the period. We believe that refining margin is important to enable investors to better understand and evaluate our ongoing operating results and allow for greater transparency in the review of our overall financial, operational and economic performance.

Refining margin per crude oil throughput barrel adjusted for FIFO impact is a measurement calculated as the difference between net sales and cost of product sold (exclusive of depreciation and amortization) adjusted for FIFO impacts.

Refining margin adjusted for FIFO impact is a non-GAAP measure that we believe is important to investors in evaluating our refinery’s performance as a general indication of the amount above our cost of product sold (taking into account the impact of our utilization of FIFO) that we are able to sell refined products. Our calculation of refining margin adjusted for FIFO impact may differ from calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure. Under our FIFO accounting method, changes in crude oil prices can cause fluctuations in the inventory valuation of our crude oil, work in process and finished goods, thereby resulting in favorable FIFO impacts when crude oil prices increase and unfavorable FIFO impacts when crude oil prices decrease.

Adjusted Petroleum and Nitrogen Fertilizer EBITDA represents operating income adjusted for FIFO impacts (favorable) unfavorable, share-based compensation, major scheduled turnaround expenses, realized gain (loss) on derivatives, net, loss on disposition of fixed assets, depreciation and amortization and other income (expense). Adjusted EBITDA by operating segment results from operating income by segment adjusted for items that we believe are needed in order to evaluate results in a more comparative analysis from period to period. Adjusted EBITDA by operating segment is not a recognized term under GAAP and should not be substituted for operating income as a measure of performance but should be utilized as a supplemental measure of performance in evaluating our business. Management believes that adjusted EBITDA by operating segment provides relevant and useful information that enables investors to better understand and evaluate our ongoing operating results and allows for greater transparency in the reviewing of our overall financial, operational and economic performance. Below is a reconciliation of operating income to adjusted EBITDA for the petroleum and nitrogen fertilizer segments for the three and nine months ended September 30, 2012 and 2011:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(in millions)
Petroleum:
Petroleum operating income	$507.5	$179.8	$891.2	$469.0
FIFO impacts (favorable) unfavorable	(50.9)	26.2	54.3	1.5
Share-based compensation	2.3	0.8	8.8	8.0
Major scheduled turnaround expenses	11.1	8.0	34.6	12.2
Loss on disposition of fixed assets	—	—	—	1.5
Realized gain (loss) on derivatives, net	(53.3)	0.1	(80.4)	(18.3)
Depreciation and amortization	27.5	17.0	80.4	50.9
Other income	—	0.1	0.8	0.4
Adjusted Petroleum EBITDA	$444.2	$232.0	$989.7	$525.2

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(in millions)
Nitrogen Fertilizer:
Nitrogen Fertilizer operating income	$32.3	$37.5	$99.8	$93.6
Share-based compensation	1.2	0.9	5.2	6.4
Depreciation and amortization	5.2	4.7	15.8	13.9
Major scheduled turnaround expense	0.2	—	0.2	—
Other income, net	0.1	0.2	0.1	0.1
Adjusted Nitrogen Fertilizer EBITDA	$39.0	$43.3	$121.1	$114.0

Derivatives Summary. To reduce the basis risk between the price of products for Group 3 and that of the NYMEX associated with selling forward derivative contracts for NYMEX crack spreads, we may enter into basis swap positions to lock the price difference. If the difference between the price of products on the NYMEX and Group 3 (or some other price benchmark as we may deem appropriate) is different than the value contracted in the swap, then we will receive from or owe to the counterparty the difference on each unit of product contracted in the swap, thereby completing the locking of our margin. From time to time our petroleum segment holds various NYMEX positions through a third-party clearing house. In addition, the Company enters into commodity swap contracts. The physical volumes are not exchanged and these contracts are net settled with cash.

The table below summarizes our open commodity derivatives positions as of September 30, 2012.  The positions are primarily in the form of ‘crack spread’ swap agreements with financial counterparties, wherein the Company will receive the fixed prices noted below.

Commodity Swaps	Barrels	Fixed Price(1)
Fourth Quarter 2012	5,850,000	$23.50

First Quarter 2013	6,375,000	24.95
Second Quarter 2013	5,400,000	26.85
Third Quarter 2013	5,175,000	25.31
Fourth Quarter 2013	3,525,000	24.66

Total	26,325,000	$25.05

(1)         Weighted-average price of all positions for period indicated.